News Release
AGL Resources Increases 2015 Earnings Guidance

•	2015 EPS guidance increased to $2.85 - $3.10 on a consolidated basis (from $2.70-$2.90)

•	2015 EPS guidance increased to $2.70 - $2.80 excluding wholesale services (from $2.65-$2.75)

•	Revised expectations driven by colder-than-normal weather through February 2015 as well as stronger-than-expected results at wholesale services

ATLANTA, March 25, 2015 -- AGL Resources Inc. (NYSE: GAS) today announced that it is increasing its 2015 earnings per share guidance driven by colder-than-normal weather across its distribution and retail businesses through the first two months of 2015, as well as stronger-than-expected results at its wholesale business. Subsequent to the company's issuance of original guidance on February 11, 2015, results improved in the distribution and retail businesses due to weather that was 36% colder-than-normal throughout February across the company's service areas.  In addition, the wholesale services business generated commercial activity during February that was significantly above expectations included in the original guidance range.

2015 EPS Guidance

Diluted EPS	Revised Guidance (3/25/15)	Initial Guidance (2/11/15)
Consolidated EPS	$2.85 - $3.10	$2.70 - $2.90
EPS, excluding wholesale services	$2.70 - $2.80	$2.65 - $2.75

In addition to the EPS guidance noted above, economic earnings for the wholesale services segment is expected to be between $80 million and $110 million (up from prior expectations of $50 million) for 2015, driven by strong commercial activity through the first two months of the year. EBIT reported in accordance with GAAP is expected to be between $40 million and $60 million (up from $15 million to $25 million), assuming no mark-to-market gains or losses in 2015 for 2016 and forward positions.

ANALYST DAY

As a reminder, AGL Resources will hold its annual investor conference today beginning at 9 a.m ET. A live webcast and replay of the conference will be available at www.aglresources.com in the Investor Relations section.

About AGL Resources
AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves approximately 630,000 retail energy customers and approximately 1.2 million customer service contracts through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management and ownership and operation of natural gas storage facilities. AGL Resources is a member of the S&P 500 Index.

Forward-Looking Statements
This press release includes forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as "anticipate," "assume," "believe," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "target," or similar expressions. Forward-looking statements contained in this press release include, without limitation, our 2015 earnings guidance, the financial performance of our wholesale business and related expectations and assumptions. Actual results could differ materially from such forward-looking statements. The factors that could cause actual results to differ are more fully described in AGL Resources’ SEC filings. Forward-looking statements are only as of the date they are made.  We disclaim any obligation to publicly revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

Contacts:
Financial
Sarah Stashak
Director, Investor Relations
Office: 404-584-4577
sstashak@aglresources.com

Media
Tami Gerke
Director, External Communications
Office: 404-584-3873
tgerke@aglresources.com